Exhibit 99.1

QuickLogic Corporation Announces Proposed Public Offering of

Common Stock and Warrants

SUNNYVALE, Calif., May 23, 2018 /PR Newswire/— QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”), a developer of ultra-low power multi-core voice enabled SoCs, embedded FPGA IP, display bridge and programmable logic solutions, today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock and corresponding warrants to purchase shares of its common stock in an underwritten registered public offering. The Company anticipates that the shares of common stock and corresponding warrants will be sold in combination. The securities to be sold in the proposed offering will be sold by the Company. The proposed offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the final size or terms of the offering.

The Company intends to use the net proceeds from the proposed offering for working capital, the development of next generation new products and general corporate purposes. The Company may also use a portion of the net proceeds to acquire and/or license technologies and acquire and/or invest in businesses when the opportunity arises; however, the Company currently has no commitments or agreements and is not involved in any negotiations with respect to any such transactions.

There is no established public trading market for the warrants and the Company does not expect a market to develop. Additionally, the Company does not intend to apply for the listing of the warrants on any national securities exchange or other nationally recognized trading system.

Craig-Hallum Capital Group is acting as the sole book-running manager for the proposed offering. Roth Capital Partners is acting as co-manager for the proposed offering.

The proposed offering is being made pursuant to a shelf registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission (the “SEC”) on March 16, 2017. A preliminary prospectus supplement and accompanying prospectus related to the proposed offering have been filed with the SEC and may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov, or by contacting Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at 612-334-6300, or by email at prospectus@chlm.com.. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in this offering. There shall not be any sale of these securities in any state or jurisdiction in which such offering, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) enables OEMs to maximize battery life for highly differentiated, immersive user experiences with Smartphone, Wearable and IoT devices. QuickLogic delivers these benefits through industry leading ultra-low power customer programmable SoC semiconductor solutions, embedded software, and algorithm solutions for always-on voice and sensor processing. The Company’s embedded FPGA initiative also enables SoC designers to easily implement post production changes, and increase revenue by providing hardware programmability to their end customers. For more information about QuickLogic, visit www.quickloqic.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding, but not limited to, the intention to offer the securities and the expected uses of the proceeds from the proposed offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, including market conditions and future decisions regarding the Company’s use of cash resources, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Investor Relations Contact:

Moriah Shilton/Kirsten Chapman

(415) 433-3777

ir@quicklogic.com

Company Contact:

Sue Cheung

Chief Financial Officer

(408) 990-4000

scheung@quicklogic.com